Tellurian reports first quarter 2018 results

HOUSTON, Texas — (BUSINESS WIRE) May 9, 2018 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to build its global natural gas business during the first quarter of 2018. Notable Tellurian achievements:

•
Initiated a process to raise $24 billion for Driftwood Holdings, which will own the Driftwood liquefied natural gas (LNG) export facility, one or more pipelines, and natural gas production assets; engaged Goldman Sachs & Co. LLC (Goldman Sachs) and SG Americas Securities, LLC (Société Générale) to serve as financial advisors.

•
Conducted non-binding open seasons through its subsidiaries to secure prospective shippers on two newly proposed pipelines - Haynesville Global Access Pipeline (HGAP) and Permian Global Access Pipeline (PGAP). The pipelines are part of Tellurian’s previously announced proposed pipeline network, the development of which is expected to represent an approximately $7 billion investment in U.S. infrastructure and to create approximately 15,000 jobs in Texas and Louisiana.

•	Generated approximately $6 million in revenue from LNG marketing, and approximately $1 million from natural gas sales.

•	Received a $50 million investment from an affiliate of Bechtel Oil, Gas and Chemicals, Inc.
President and CEO Meg Gentle said, “There are more than 20 companies conducting detailed analysis in our data room for Driftwood Holdings and we expect to be able to identify our partners soon. We intend to begin construction of the Driftwood LNG terminal in 2019 and produce first LNG in 2023.”

Estimated Driftwood Project timeline

Catalyst	Estimated Timeline
Draft Environmental Impact Statement	1H 2018
Final Environmental Impact Statement	12 October 2018
FERC order and Federal Authorization Decision Deadline	10 January 2019
Driftwood final investment decision	1H 2019
Begin construction	1H 2019
Begin operations	2023
Financial Results
Tellurian ended its first quarter of 2018 with approximately $112.5 million of cash and cash equivalents and remains debt free. We have a strong balance sheet consisting of $280.0 million in assets, of which $91.0 million represents our proved natural gas properties.
Tellurian reported a net loss of approximately $25.2 million, or  $0.12 per share (basic and diluted), for the quarter ended March 31, 2018.
About Tellurian Inc.
Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com.
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1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” “proposed”, and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the cost, capacity, timing, impact and other aspects of Tellurian’s projects and business and potential related financing transactions. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2018, and other filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:
Media:
Joi Lecznar
SVP Public Affairs and Communication
Phone +1.832.962.4044
joi.lecznar@tellurianinc.com
Investors:
Amit Marwaha
Director, Investor Relations
Phone +1.832.485.2004
amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com